Exhibit 10.11
LICENSE AGREEMENT
          This Agreement, effective as of the 12th day of May, 2010 (the “Effective Date”) is by and among Silicon Laboratories Inc., a Delaware corporation whose address and principal place of business is 400 W. Cesar Chavez, Austin, TX 78701 (“SL”) and Silicon Laboratories International Pte., Ltd., a Singapore corporation whose address and principal place of business is No. 6 Serangoon North Avenue 5, #06-01, Singapore 554910 (“SLI”) and their Affiliates (collectively “Silicon Labs”), and RDA Technologies Limited, a Hong Kong company, whose address is Room 2003, 22/F, CC Wu Building, No. 302-308, Hennessy Road, Hong Kong, and its Affiliates (“RDA”).
RECITALS:
          Silicon Labs has certain patents, patent applications, and know-how related to FM and AM/FM Products.
          In the normal course of RDA’s business, RDA conducts a business that is similar to the subject matter of the patents, patent applications, and know-how. RDA is solely responsible for the design, manufacture, marketing, and sale of Licensed Products made under this license.
          RDA desires to obtain a non-exclusive license from Silicon Labs and is willing to grant a non-exclusive license to RDA under certain patents, patent applications, and know-how related to FM and AM/FM Products.
          In consideration of these premises and of the mutual promises set forth below, the parties to this Agreement agree as follows:

ARTICLE 1

DEFINITIONS
          For the purposes of this Agreement, the terms defined in this Article shall have the meaning specified and shall be applicable both to the singular and plural forms.
1.1	“Party” shall mean RDA or Silicon Labs as applicable.
1.2	“Entity” shall mean any corporation, firm, partnership, proprietorship, or other form of business organization.
1.3	“Affiliate” shall mean:
     (1) any individual who or Entity, whether now existing or created in the future, that in whatever country organized or resident, directly or indirectly through or one or more intermediaries, is controlled by, or is under common control with, or controls, a Party; or
     (2) any Entity, whether now existing or created in the future, in which any Party or any individual or Entity recited in the preceding paragraph (1) directly or indirectly through one or more intermediaries has at least a forty percent (40%) ownership or voting rights interest (whether through stock ownership, stock power, voting proxy, or otherwise) or has the maximum ownership interest it is permitted to have in the country where such Entity exists;
     (3) where merely sharing a common third party investor does not establish “common control” for the purposes of this definition.
1.4	“Licensee” shall mean RDA and its Affiliates.
1.5	“Patent Rights” shall mean those patents, know-how, and patent applications, and any patents issuing therefrom listed on attached Exhibit A, any continuation, continuation-in-part, divisional, or substitution of any such patent or application, and any reissue or reexamination of any such patent, and any and all other claims of patent applications filed by Silicon Labs prior or during the term of this Agreement that claim FM or AM/FM band functionality for any FM Products or AM/FM Products (“Licensed Patents”). Exhibit A may be amended from time to time by Silicon Labs.
1.6	“Licensed Product” shall mean integrated circuits offered by sale or licensed by RDA that are (a) FM Products or (b) AM/FM Products. Licensed Products are defined based on the functionality of the integrated circuit, rather than the use of a particular Silicon Labs Patent Right. Licensed Products include those RDA devices existing as of the Effective Date and any other devices made, used, or sold during the term of this Agreement.
1.7	“FM Products” means integrated circuits that contain and/or implement all or part of the functionality to receive and/or transmit FM band transmissions.
1.8	“AM/FM Products” means integrated circuits that contain and/or implement all or part of the functionality to receive and/or transmit both AM and FM band transmissions.
1.9	“Combo ICs” means the Licensed Products portion of an integrated circuit that also contains and/or implements all or part of the functionality of one or more of the following technologies: WiFi, Bluetooth, cellular baseband, mobile TV and/or GPS (“Added Functionality”). For purposes of clarity, the definition of Combo ICs does not include, and this Agreement grants no license to, the portions of the integrated circuit that implement the Added Functionality.
1.10	“Standalone ICs” means Licensed Products other than Combo ICs.
1.11	“Licensed Field” shall mean the respective product fields for each Licensed Product outlined in Exhibit B (“License Table”).

1.12	“Licensed Territory” shall mean the respective territories for each Licensed Product outlined in Exhibit B (“License Table”).
1.13	“Earned Royalty” shall mean the royalties paid or payable under this Agreement.
1.14	“Calendar Quarter” shall mean the respective three month periods ending March 31, June 30, September 30 and December 31 of any year.
1.15	“Royalty Year” shall mean the year beginning with the first full Calendar Quarter following the Effective Date of this Agreement, and each year thereafter during the term of this Agreement.
1.16	“RDA Additional Patent Rights” shall mean any patent, patent application, utility model, inventor’s certificate or similar right that RDA or an RDA Affiliate owns, acquires, or otherwise has the right to license or assert, claiming an invention conceived on or after the Effective Date, and having a claim the practice of which falls within a claim of the Patent Rights. RDA Additional Patent Rights shall also include any continuation, continuation-in-part, divisional, or substitution of any such patent or application, and any reissue or reexamination of any such patent.
1.17	“RDA Patent Rights” shall mean any patent, patent application, utility model, inventor’s certificate or similar right that RDA or an RDA Affiliate owns, acquires, or otherwise has the right to license or assert during the term of this Agreement and any continuation, continuation-in-part, divisional, or substitution of any such patent or application, and any reissue or reexamination of any such patent in the field of RF Broadcast.
1.18	“RF Broadcast” shall mean the transmission, reception, and processing of radio frequency signals AM, FM, short-range, and weather radio bands.

ARTICLE 2

GRANT
2.1	In consideration for performance by RDA of the obligations set out in this Agreement, Silicon Labs hereby grants to Licensee, and Licensee hereby accepts, a non-exclusive right and license under the Patent Rights to make, have made, use, sell, offer for sale, and import Licensed Products in the Licensed Field and in the Licensed Territory under the Licensee label.
2.2	This Agreement does not grant a license to any patent or patent application not defined as a Patent Right, or to import Licensed Products into any country outside the Licensed Territory. Except as expressly provided in Paragraph 2.1, no other license is granted by Silicon Labs under any intellectual property rights, including patents, know-how, copyrights, proprietary information and trademarks.
2.3	All licenses granted by Silicon Labs under this Agreement are personal and non-transferable (except as provided in Section 10.9), without the right to grant sub-licenses.
2.4	RDA shall not make, have made, use, grant licenses in or to, enable use, sell, offer for sale, or import Licensed Products except as provided by the terms of this Agreement. RDA expressly agrees not to, directly or indirectly, conduct, enable or support the use, sale, offer for sale, or importation of Licensed Products outside of the Licensed Territory.
2.5	Silicon Labs, on behalf of itself and its successors and assigns, subject to compliance with all the terms of this Agreement and payment in full of the total minimum fees listed in Exhibit C, releases and discharges RDA and its Affiliates, and their respective suppliers (but solely with respect to products and services provided to RDA or its Affiliate) and customers (but solely with respect to products obtained from RDA or its Affiliate) from any and all claims, demands, and rights of action, whether now known or unknown, which are or may be based on any infringement or alleged infringement of any Licensed Patent by the Licensed Products on or prior to the Effective Date (“SLAB Infringement Claims”).
2.6	RDA, on behalf of itself and its successors and assigns, subject to compliance with all the terms of this Agreement, releases and discharges Silicon Labs and its Affiliates, and their respective suppliers (but solely with respect to products and services provided to Silicon Labs or its Affiliates) and customers (but solely with respect to products obtained from Silicon Labs or its Affiliates) from any and all claims, demands, and rights of action, whether now known or unknown, which are or may be based on any infringement or alleged infringement of any RDA Patent Rights on or prior to the Effective Date (“RDA Infringement Claims”).
2.7	Silicon Labs and RDA each further waives all rights under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction, as such rights may relate to any SLAB or RDA Infringement Claims.
2.8	Silicon Labs and RDA each acknowledges that it has consulted with legal counsel regarding the import of Section 1542 of the California Civil Code, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

2.9	The provisions of Section 2.5 and 2.7 above are contingent on RDA’s performance of its obligations under this Agreement. RDA agrees that the statute of limitations for any SLAB Infringement Claims shall be tolled during the term of this Agreement.
ARTICLE 3

ROYALTY
3.1	Earned Royalty. RDA shall pay Silicon Labs an Earned Royalty as provided herein.
(a)	Minimum Fee. Beginning on the Effective Date and continuing throughout the term of this Agreement, RDA shall pay Silicon Labs, not later than two months following the end of each Calendar Quarter, the minimum quarterly license fees as outlined in Exhibit C (“Minimum Fee Schedule”)
(b)	Unit-Based Royalty. Beginning on the Effective Date and continuing throughout the term of this Agreement, except for those sales covered by the Minimum Fees, RDA shall pay Silicon Labs, not later than two months following the end of each Calendar Quarter, a royalty for each Licensed Product sold by RDA in the Licensed Field and in the Licensed Territory during that Calendar Quarter (“Unit-Based Royalty”). The amount of each Unit-Based Royalty is described in Exhibit B.
3.2	Payment and Reports. RDA shall pay the Earned Royalties due under this Agreement. Each payment shall be accompanied by a report identifying the location of the Device Brand Owner, the location of the Consumer, the Licensed Product, sales price, unit volume, and royalty due for each Licensed Product. All payment shall be made in United States dollars. Payments shall be made to:

Silicon Laboratories Inc. 400 W. Cesar Chavez Austin, TX 78701
With a copy of the report to:
General Counsel Silicon Laboratories Inc. 400 W. Cesar Chavez Austin, TX 78701
or to such other address as Silicon Labs may from time to time designate.
3.3	Right to Audit. Silicon Labs may inspect and audit the records of Licensee pertaining to the sale of Licensed Products that are necessary to verify the royalties payable under Section 3.1 through independent accountants of its own selection reasonably acceptable to Licensee (the “Auditor”). Licensee shall provide such Auditor with access at Licensee’s principal place of business to the records during reasonable business hours, to verify, at Silicon Labs’ expense, the royalty paid or payable hereunder. Such access need not be given to any such set of records more often than once each year nor more than three (3) years after the date of any report to be audited. Silicon Labs shall give Licensee written notice of its election to inspect and audit the records related to the royalty due hereunder not less than thirty (30) days prior to the proposed date of review of Licensee’s records by Silicon Labs’ accountants. Licensee shall maintain sufficient records to permit the inspection and auditing permitted hereunder for three years after the date of each respective Calendar Quarter for which Earned Royalties were due. Licensee shall prepare its records and reports according to generally accepted accounting principles (GAAP) or International Financial Reporting Standards (IFRS).

3.4	Inaccurate Payments. If there is an underpayment by Licensee, Licensee shall within two months pay the Earned Royalty due in excess of the Earned Royalty actually paid. If the underpayment by Licensee is more than 10% of the amount due, Licensee shall:
(a)	Pay interest on the royalty due in excess of the royalty actually paid at an annual rate equal to 105% of the prime rate stated in the Wall Street Journal on the day the royalty should have been paid; and
(b)	Pay for Silicon Labs’ reasonable costs in conducting the audit.
ARTICLE 4

REPRESENTATIONS, WARRANTIES, AND INDEMNIFICATIONS
4.1	No Conflicting Agreements. The Parties warrant that they and their Affiliates have no agreements with any third party or commitments or obligations which conflict in any way with their obligations under this Agreement. No Party shall enter into any agreement, commitment or obligation during the term of this Agreement that is in conflict with its obligations under this Agreement.
4.2	Representations and Warranties by Silicon Labs. Silicon Labs represents and warrants that: (a) it has full right, power, and authority to license the Licensed Patents to Licensee; (b) to its knowledge, all Licensed Patents that have issued are valid and enforceable.
4.3	No Warranty of Noninfringement. Except as provided in Section 4.2, Silicon Labs does not represent or warrant that the manufacture, use, sale, offer for sale, or importation of any Licensed Product or any product that includes Licensed Product, or that the use or practice of any intellectual property right licensed under this Agreement, is free of infringement or misappropriation of a third party’s intellectual property rights.

4.4	No Warranty of Technical or Commercial Success. Silicon Labs does not represent or warrant that with the license(s) granted hereunder, RDA will be able to manufacture Licensed Products or that Licensed Products will be free of defects or be technically or commercially successful.
4.5	Disclaimer of Warranties. Silicon Labs disclaim all warranties not expressly set forth in this Agreement.
EXCEPT AS SET FORTH IN THIS AGREEMENT, THE INFORMATION AND GRANTS SILICON LABS PROVIDES TO RDA UNDER THIS AGREEMENT ARE PROVIDED “AS IS.” EXCEPT AS SET FORTH IN THIS AGREEMENT, SILICON LABS MAKES NO WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY OF THE PATENT RIGHTS OR INFORMATION PROVIDED TO RDA. Except as set forth in this Agreement, Silicon Labs makes no representation or warranty regarding the validity or enforceability of any Patent Rights. RDA is solely responsible for determining whether the Patent Rights and information provided by Silicon Labs have an application or utility in RDA’s manufacturing or design activities, including, but not limited to, the design, manufacture, marketing, and sale of Licensed Product. Accordingly, RDA assumes all risk and liability in connection with such determination.
4.6	Independent Evaluation. RDA represents and warrants that it has independently evaluated the Patent Rights and is entering into this Agreement on the basis of its own evaluation and not in reliance on any representation by Silicon Labs regarding the Patent Rights.
4.7	Experience. RDA represents and warrants that in the normal course of RDA’s business, RDA conducts a business that is similar to the subject matter of the Patent Rights.

Accordingly, RDA possesses such knowledge and experience in financial, business, technical, and legal matters in making an agreement of this type that it is capable of evaluating the merits and risks of entering into this Agreement. RDA is able to bear the economic risks of entering into this Agreement and exploiting the rights transferred hereunder.
4.8	Representation by Counsel and Negotiation. Each Party represents and warrants that it has been fully advised and represented by legal counsel during the negotiation, drafting, and execution of this Agreement and/or has not relied on any legal advice provided by legal counsel for the other Party. This Agreement was negotiated between the Parties, and the Parties agree that this Agreement shall not be construed against any Party as the drafter.
4.9	No Reliance. No Party has relied on any representation or warranty of any kind in entering into this Agreement, except for those representations and warranties expressly set forth herein.
4.10	Indemnification. RDA agrees to indemnify, defend and hold harmless the Silicon Labs Family and its directors, officers, employees, distributors, representatives and agents from any and all claims, actions, demands, losses, costs, expenses (including but not limited to reasonable attorneys fees and all other expenses of litigation and the expenses of handling claims), damages, liabilities and obligations relating to or arising from the Licensed Product under this Agreement or any component or product incorporating the Licensed Product, and which are brought, asserted, commenced or pursued by any person or entity not a party to this Agreement against the Silicon Labs Family, regardless of actual or alleged negligence or fault by the Silicon Labs Family, including but not limited to indemnifiable losses relating to: sickness, bodily injury, personal injury, or death of any person, property damage, or business damage relating to or arising from the Licensed Product or any component or product incorporating the Licensed Product, including but not limited to any:
(a)	actual or alleged defect in the Licensed Product or any component or product incorporating the Licensed Product manufactured, sold or supplied by Licensee, any actual or alleged failure to warn with regard to Licensed Product or any component or product incorporating the Licensed Product manufactured, sold or supplied by Licensee, or breach of any express or implied warranty offered by Licensee on the Licensed Products; or
(b)	infringement or misappropriation of the intellectual property rights of others, except to the extent Silicon Labs is in breach of the representation and warranty provided in Section 4.2.
4.11	Scope of Indemnification. The Parties agree that the indemnities stated in this Article should be construed and applied in favor of indemnification. The Parties agree that the indemnities (i) apply only to indemnifiable losses brought, asserted, commenced or pursued by any person or entity not a Party to this Agreement or its Affiliate, and (ii) shall not apply to claims between the parties arising out of or connected to this Agreement. The parties further agree that nothing in this Agreement shall be deemed to create any right on the part of any person or entity not a signatory party to this Agreement.
4.12	Insurance. RDA shall maintain comprehensive general liability insurance, including products liability and contractual liability coverage, in an amount and for a time period which shall cover the liability assumed by RDA under this Agreement, such amount being at least US$5 million. RDA shall provide Silicon Labs with a certificate of insurance evidencing the existence of such coverages. RDA shall remain responsible for any liability above the coverage limits.
ARTICLE 5

CONFIDENTIALITY
5.1	Information About the Agreement. Except as expressly permitted by this Agreement, for the term of this Agreement plus two (2) years thereafter, each Party and its Affiliates shall not use and shall keep confidential by not disclosing to any third party any information relating to this Agreement (including but not limited to the text of this Agreement and reports of sales or transfers of Licensed Products), transmitted to it by the other Party or its Affiliates, that the receiving Party or its Affiliates have a reasonable basis to believe is confidential to the transmitting Party or its Affiliates or that is treated by the transmitting Party or its Affiliates as confidential.
5.2	Limitations. The foregoing obligations of Paragraph 5.1 shall not apply when and to the extent such information:
(a)	was known to the receiving Party or its Affiliates prior to receipt from the transmitting Party or its Affiliate, as documented in written records or publications that lawfully are in the possession of the receiving Party or its Affiliates or known to them prior to such receipt;
(b)	was lawfully available to the public prior to receipt from the transmitting Party or its Affiliates;
(c)	through no act on the part of the receiving Party or its Affiliates thereafter becomes lawfully available to the trade or to the public;

(d)	corresponds in substance to any information received in good faith by the receiving Party or its Affiliates from any third party;

(e)	is communicated to any third party by the transmitting Party or its Affiliates without restriction as to confidentiality or on the basis of a restriction that has lapsed;

(f)	is independently developed by an employee or agent of the receiving Party or its Affiliates, subsequent to receipt of such information from the transmitting Party or its Affiliates;

(g)	is required to be disclosed to a third party pursuant to law or legal process, provided that the Party required to make such disclosure takes reasonable steps to inform the transmitting Party of such disclosure before it takes place and provides the transmitting Party an opportunity to object or otherwise act;

(h)	is disclosed by Silicon Labs to a third party that is a potential or actual assignee of this Agreement. Furthermore, Silicon Labs may disclose the existence and terms of this Agreement to any actual or potential licensee of any of the Patent Rights, and RDA may disclose the existence and terms of this Agreement to (i) its professional advisors, Affiliates, and investors under a duty of confidentiality and (iii) any third party, under a duty of confidentiality, in connection with actual or potential financing or sale of all or substantially all of RDA’s business related to this Agreement, whether by sale of assets, sale of stock, merger or otherwise; or

(i)	is in response to an inquiry to Licensee from a third Party who has a commercially reasonable need to know whether Licensee has a license make and sell Licensed Products, and is limited in scope to merely confirming the Licensee has such a license.
5.3	Licensed Know-how. RDA and RDA Affiliates and sub-licensees shall keep confidential by not disclosing to any third party Confidential Information or know-how received from Silicon Labs, except for that know-how inherently discernable from Licensed Product and shall not use the know-how except as expressly permitted under this Agreement.
ARTICLE 6

UNLICENSED COMPETITION AND LITIGATION
6.1	Silicon Labs shall have the sole right to take, or not to take, any measures deemed appropriate by Silicon Labs, including the bringing or defending of suits, to prevent infringement of the Patent Rights. Silicon Labs undertakes no obligation or duty to enforce or settle or license any of the Patent Rights on any terms with any third party.
ARTICLE 7

HANDLING OF PATENT APPLICATIONS AND PATENTS
7.1	Control. Silicon Labs may prepare, file, prosecute, maintain, abandon, disclaim, terminate or otherwise handle the Patent Rights at its sole discretion. Silicon Labs shall pay for all costs associated with the preparation, filing, prosecution and maintenance of the Patent Rights.
7.2	Waiver. RDA waives and forever releases all claims and causes of action against the Silicon Labs Family and its officers, employees, agents, and attorneys personally and in their capacities as officers, employees, agents, or attorneys of the Silicon Labs Family, arising out of the Patent Rights, in any country or jurisdiction in the world, specifically but not limited to claims for any act or omission in the preparation, filing, prosecution, maintenance, enforcement or other handling of the Patent Rights.
ARTICLE 8

RDA INTELLECTUAL PROPERTY
8.1	Non-Assertion. As partial consideration for the license(s) granted to RDA, RDA agrees that during the term of this Agreement, with respect to any RDA Patent Rights, RDA and RDA Affiliates, and any successor, licensee, or assignee of either of them, shall not sue or take any judicial or administrative action or assert any claim for infringement as to products, services, or methods provided, practiced, or licensed by Silicon Labs or its affiliates against:
(a)	Silicon Labs’ officers, employees, contractors, directors, or agents; or
(b)	Silicon Labs’ customers, product licensees or sub-licensees, or their customers (ultimate or in privity or other).
8.2	Manufacturing License. The parties agree to negotiate in good faith the terms and conditions of a manufacturing license from RDA to Silicon Labs, whereby Silicon Labs would be entitled to manufacture or have manufactured and sell RDA’s satellite tuner integrated circuits.
ARTICLE 9

TERM AND TERMINATION
9.1	Term. This Agreement shall terminate after a period of three years from the Effective Date.
9.2	Termination Without Cause. Other than as outlined in this Article 9, neither Party may terminate this Agreement without the express written agreement of the other Party.

9.3	Termination Upon Default or upon lawsuit by RDA. If RDA or any of its Affiliates at any time during the term of this Agreement shall fail to perform any of its obligations hereunder or if RDA or any of its Affiliates shall file a lawsuit, administrative action or proceedings against Silicon Labs, its Affiliates, or contesting the validity of any of patents owned or controlled by Silicon Labs, Silicon Labs may notify RDA in writing of such default, stating in such written notice the obligations which RDA or its Affiliate have failed to perform. RDA shall then have one month after the giving of such notice to remedy or have remedied such default. If RDA fails to cure the default within the required time, Silicon Labs may at its option immediately terminate this Agreement in whole or in part by giving RDA written notice of such termination, at which point all licenses granted by Silicon Labs to RDA under this Agreement shall cease. RDA shall have no such right to cure for repeated similar violations and cure of the same obligations, for example, without limitation, repeated late payments of royalties or repeated practice of the Patent Rights outside of the scope of the license granted in this Agreement. No waiver by Silicon Labs of any default or breach of any covenant by RDA shall be implied from any omission by Silicon Labs to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver, and then said waiver shall be operative only for the time and to the extent therein stated.
9.4	Termination Upon Insolvency. If RDA becomes insolvent or the subject of a proceeding under any bankruptcy or re-organization law, (a) RDA shall promptly notify Silicon Labs, and (b) Silicon Labs may provide RDA with written notification of termination of this Agreement in whole or in part. If the insolvency or proceeding is without the application, approval or consent of RDA, RDA shall have two months to have the order, judgement, or decree revoked or dismissed and thereby cure the situation. In the absence of such a cure, the Agreement shall terminate two months following such written notification.
9.5	Termination Upon Challenge. Upon written notice to RDA, Silicon Labs may immediately terminate this Agreement in the event RDA challenges the validity or enforceability of any of the Patent Rights in any manner, including, without limitation, by filing an action requesting a declaration of invalidity or unenforceability in a court or other tribunal of competent jurisdiction, or by co-operating with a third party to do so, or by publicly or privately representing to third parties that any of the Patent Rights is invalid or unenforceable. In Silicon Labs’ sole discretion, such termination may be as to the entire Agreement or as to the particular one or more of the Patent Rights involved.
9.6	Other Remedies. The foregoing rights of termination by Silicon Labs are in addition to and not in lieu of any other rights Silicon Labs may have under this Agreement, and nothing in this Agreement shall in any way be taken as limiting the ability of Silicon Labs to pursue such other rights. Paragraphs 9.3, 9.4, and 9.5 may be exercised by Silicon Labs, notwithstanding Paragraph 10.1 below.
9.7	Continuing Obligations. Any termination for any reason as provided herein shall not relieve RDA of any of its obligations incurred prior to such termination, including, without limitation, the obligation to pay royalties accrued prior to such termination, obligation to pay minimum or guaranteed royalties following termination, nor in any way operate to limit any of the rights or remedies of Silicon Labs.
9.8	Survival. Article 5, Article 7, Article 8, and Paragraphs 9.7, 10.1, 10.2, 10.3, and 10.4 shall survive any termination of this Agreement.

ARTICLE 10

MISCELLANEOUS
10.1	Dispute Resolution. All disputes arising between the Parties relating to the making or performance of this Agreement shall be resolved in the following order:
10.1 (a)	By good faith negotiation between representatives of Silicon Labs and RDA who have authority to fully and finally resolve the dispute. The existence and substance of any negotiations pursuant to this Article shall be considered confidential under this Agreement, shall be treated as compromise and settlement negotiations for purposes of Federal Rule of Evidence 408 and any comparable provision, and shall not be used by any Party in any court or tribunal in any country for any reason.
10.1 (b)	If necessary, by non-binding mediation at a location acceptable to both Parties using a neutral mediator having experience with the industry (with the costs therefore shared equally). All proceedings pursuant to this clause shall be held considered confidential under this Agreement, shall be treated as compromise and settlement negotiations for purposes of Federal Rule of Evidence 408 and any comparable provision, and shall not be used by any Party in any court or tribunal in any country for any reason.

10.1 (c)	As a last resort only, by litigation.
10.2	Nothing in this Article 10 shall preclude any Party from taking whatever actions are necessary to prevent immediate, irreparable harm to its interests, including without limitation actions permitted by Paragraphs 9.3, 9.4, 9.5, and 9.6.
10.3	Personal Jurisdiction, Venue, and Applicable Law. Any questions, claims, disputes, remedies, or procedural matters shall be governed by the laws of the state of Texas and of the United States, without regard to its principles of conflicts of law. The Parties agree that the State of Texas has a substantial relationship to this transaction and each Party agrees that the courts of Texas may properly exercise personal jurisdiction over them in the courts thereof. The Parties agree that any and all dispute resolution, including without limitation litigation relating to this Agreement shall be brought exclusively in the State of Texas in the state or federal court having subject matter jurisdiction.
10.4	Damages. Silicon Labs and RDA each agree to waive any right to receive punitive, consequential, special or indirect damages relating in any way to this Agreement. During the first twelve (12) months after the Effective Date, each Party’s total, cumulative liability under this Agreement is limited to $3,000,000; thereafter it is limited to the amount of royalties paid or owed by RDA to Silicon Labs during the twelve (12) months period preceding the claim.
10.5	Force Majeure. No Party shall be considered in default or be liable for any delay in performance or for any nonperformance caused by circumstances beyond the reasonable control of such Party, including but not limited to acts of God, explosion, fire, flood, accident, strike or other labor disturbance, war (whether declared or not), sabotage, order or decree of any court or action of any governmental authority, or other causes, whether similar or dissimilar to those specified, that cannot reasonably be controlled by the Party who failed to perform.
10.6	Separability. The provisions of this Agreement shall be deemed separable. Therefore, if any part or provision of this Agreement is rendered void, invalid or unenforceable, in any jurisdiction in which this Agreement is performed, then such part or provision shall be severed from the remainder of the Agreement only as to such jurisdiction. Such severance shall not affect the validity or enforceability of the remainder of this

Agreement unless the part or parts that are void, invalid or unenforceable as aforesaid shall substantially impair the value of the whole agreement to any Party.
10.7	Notices. Any and all communications required by this Agreement shall be in writing and sent by overnight delivery with confirmation of delivery. Notices shall be presumed to have been received upon production of a delivery receipt. Any notice to be given to RDA shall be addressed to it at the address listed on the first page of this Agreement. Any notice to be given to Silicon Labs shall be addressed to:
General Manager, Audio Products Silicon Laboratories Inc. 200 W. Cesar Chavez Austin, TX 78701
With a copy to:
General Counsel Silicon Laboratories Inc. 400 W. Cesar Chavez Austin, TX 78701
Any change of address of a Party shall be promptly communicated in writing the other Party.
10.8	Integration and Amendment. This Agreement sets forth the entire agreement among the Parties relating to the subject matter contained herein. Neither this Agreement nor any right or obligation hereunder shall be modified, amended, assigned or discharged except as expressly stated in this Agreement or by a written agreement signed by the Parties hereto.

10.9	Succession. This Agreement and any of the rights and obligations thereof are fully assignable by Silicon Labs. This Agreement and any of the rights and obligations hereunder may be assigned by RDA without consent (i) to any of RDA’s Affiliates; or (ii) to a third party in connection with the sale of all or substantially all of RDA’s business relating to this Agreement, whether by merger, sale of assets, sale of stock, or otherwise, provided that such third party or RDA Affiliate explicitly agrees and confirms to Silicon Labs in writing upon demand that it agrees to comply with this Agreement as if it were an original party to this Agreement. This Agreement and the rights and obligations granted and undertaken thereunder shall be binding upon and inure to the benefit of the Parties hereto, and their successors, trustee(s) or receiver(s) in bankruptcy and permitted assignees.
10.10	Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.
10.11	Guarantee of Performance. Each Party hereby guarantees the performance of its Affiliates under this Agreement.
10.12	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.
END OF AGREEMENT. NEXT PAGE IS SIGNATURE PAGE.

     IN WITNESS WHEREOF, the Parties hereto have caused this License Agreement to be executed by their duty authorized representatives in duplicate as of the Effective Date.

RDA Technologies, Ltd.

Date: May 14, 2010	By	/s/ Vincent Tai

	Name	Vincent Tai
	Title	CEO

Silicon Laboratories Inc.

Date: May 18, 2010	By	/s/ William G. Bock

	Name	William G. Bock
	Title	CFO

Silicon Laboratories International Pte Ltd.

Date: May 19, 2010	By	/s/ GH Low

	Name	GH Low
	Title	International Finance Director

EXHIBIT A
PATENT RIGHTS*

COUNTRY	PATENT OR APPLICATION NO. (Application)
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US	***
US	***

*	The listing of a patent or application on this schedule is for inventory purposes only and does not constitute a representation or warranty as to any matter, including, but not limited to, claim scope, validity, enforceability, filing date, priority date, status (pending, abandoned, opposed, granted, expired) or relationship to any other patents or applications, listed or otherwise.

EXHIBIT B
LICENSE TABLE

LICENSED
TERRITORY		FM PRODUCTS LICENSED FIELD
				Non-HS and	Non-HS and
Location				Non-PMP	Non-PMP
Device		HS Standalone IC	HS Combo	(mono)	(stereo)
Brand	Consumer	(price per unit)	IC	(price per unit)	(price per unit)	PMP
PRC	North America, EU, Japan and Korea (Group I)	Year 1: $*** Year 2: $*** Year 3: $***	Covered by Minimum Fee	Covered by Minimum Fee	Year 1: $*** Year 2: $*** Year 3: $***	Covered by Minimum Fee

PRC	Regions other than Group 1	Covered by Minimum Fee	Covered by Minimum Fee	Covered by Minimum Fee	Year 1: $*** Year 2: $*** Year 3: $***	Covered by Minimum Fee

Non-PRC	Anywhere	Year 1: $*** Year 2: $*** Year 3: $***	Covered by Minimum Fee	Year 1: $*** Year 2: $*** Year 3: $***	Year 1: $*** Year 2: $*** Year 3: $***	Not licensed

LICENSED TERRITORY		AM/FM PRODUCTS LICENSED FIELD
Location
Device
Brand	Consumer	HS Standalone IC	HS Combo IC	Non-HS
PRC	North America, EU, Japan and Korea (Group 1)	Year 1: $***/unit Year 2: $***/unit Year 3: $***/unit	Year 1: $***/unit Year 2: $***/unit Year 3: $***/unit

PRC	India	Year 1: $***/unit Year 2: $***/unit Year 3: $***/unit	Year 1: $***/unit Year 2: $***/unit Year 3: $***/unit	Year 1: $***/unit Year 2: $***/unit Year 3: $***/unit

PRC	Regions other than Group 1 and India	Covered by Minimum Fee	Covered by Minimum Fee

Non-PRC	Anywhere	Year 1: $***/unit Year 2: $***/unit Year 3: $***/unit	Year 1: $***/unit Year 2: $***/unit Year 3: $***/unit
Definitions:
1)	“Device” means a consumer product that contains a Licensed Product

2)	“Location Device Brand” is the region or country in which the company under whose brand the device is sold is headquartered. Samsung, Apple, LG, Nokia, Verizon, Vodafone are examples of Device Brand Owners located Non-PRC. ZTE, Huawei, G-5 and Tianyu are examples of a Device Brand Owner located in PRC.

3)	“Consumer Location” is the region or country in which the Licensed Product or a Device is offered for retail sale.

4)	“Handset” or “HS” is a cellular telephone device including a display and user I/O capability

5)	Non-HS includes without limitation consumer portable radios, radios, iPod dock systems, and A/V receiver systems.

6)	A “mono” device refers to a low cost FM radio product in which all audio outputs do not provide the left and right channel separation.

7)	PMP, portable media players, are handheld solid state storage or hard drive based audio and/or video playback devices.

EXHIBIT C
MINIMUM FEE SCHEDULE

Period	Quarterly Payments	Annual Total
Year 1	$***	$***
Year 2	$***	$***
Year 3	$***	$***